Ingersoll Rand Reports Third Quarter 2025 Results

Third Quarter 2025 Highlights
(All comparisons against the third quarter of 2024 and results are as reported unless otherwise noted.)
Strong performance driven by its competitive differentiator - Ingersoll Rand Execution Excellence (IRX):
•Orders of $1,942 million, up 8%
•Revenues of $1,955 million, up 5%
•Net income attributable to Ingersoll Rand Inc. of $244 million, $0.61 per share
◦Adjusted net income1 of $346 million, $0.86 per share
•Adjusted EBITDA1 of $545 million, up 2%, with a margin of 27.9%
•Operating cash flow of $355 million and free cash flow1 of $326 million
•Liquidity of $3.8 billion as of September 30, 2025, including $1.2 billion of cash on hand and undrawn capacity of $2.6 billion under available credit facilities

DAVIDSON, N.C. - October 30, 2025 - Ingersoll Rand Inc. (NYSE: IR), a global provider of mission-critical flow creation and life science and industrial solutions, reported strong financial results for the third quarter 2025.
“We delivered positive organic orders growth in the third quarter across both segments,” said Vicente Reynal, chairman and chief executive officer of Ingersoll Rand. “Our performance demonstrates the resilience of our business, which combined with our strong balance sheet, enables durable long-term growth. We remain well positioned for future growth with our proven agile business model, operational excellence, and ownership mindset.”
Third Quarter 2025 Segment Review
(All comparisons against the third quarter of 2024 and results are as reported unless otherwise noted.)
Industrial Technologies and Services Segment (IT&S): Broad range of compressor, vacuum, blower, and air treatment solutions as well as industrial technologies including power tools and lifting equipment
•Orders of $1,522 million, up 7%, or up 0.3% organic
•Revenues of $1,541 million, up 5%, or down 2% organic1
•Segment Adjusted EBITDA of $448 million, down 1%
•Segment Adjusted EBITDA Margin of 29.0%, down 170 basis points
•IT&S saw its third consecutive quarter of organic orders growth, with a book to bill of 0.99x, and a year to date book to bill of 1.04x. Adjusted EBITDA margin was down year over year, driven largely by the flow-through on organic volume declines, the dilutive impact of tariffs, and continued commercial investments for growth.
Precision and Science Technologies Segment (P&ST): Mission-critical precision liquid, gas, air, and powder handling technologies for life sciences and industrial applications as well as aerospace and defense applications
•Orders of $420 million, up 11%, or up 7% organic
•Revenues of $415 million, up 5%, or up 2% organic1
•Segment Adjusted EBITDA of $128 million, up 8%
•Segment Adjusted EBITDA Margin of 30.8%, up 80 basis points

1 Non-GAAP measure (definitions and/or reconciliations in tables below)

•P&ST delivered organic orders growth in both the Precision Technologies and Life Sciences businesses in the third quarter. Book to bill for the quarter was 1.01x and 1.02x year-to-date. Adjusted EBITDA margin continued to show improvement, up 130 basis points sequentially from the second quarter and up 80 basis points year over year.
Balance Sheet and Cash Flow
Ingersoll Rand remains in a strong financial position with liquidity of $3.8 billion. The Company generated $355 million of cash flow from operating activities and invested $29 million in capital expenditures, resulting in free cash flow1 of $326 million, compared to cash flow from operating activities of $404 million and free cash flow1 of $374 million in the prior year period. Year-to-date, free cash flow1 is approximately flat year-over-year. Net debt-to-Adjusted EBITDA leverage2 was 1.8x for the third quarter, which was an increase of 0.1x as compared to the third quarter of the prior year.
Consistent with our comprehensive capital allocation strategy, in the third quarter of 2025, Ingersoll Rand deployed $249 million to M&A. Ingersoll Rand also closed on Dave Barry Plastics, a leading manufacturer of custom clean room solutions in August.
The Company also returned $201 million to shareholders through $193 million in share repurchases and $8 million through its quarterly dividend payment in the third quarter.
2025 Guidance3,4,5,6
Ingersoll Rand is adjusting its guidance for full-year 2025 Adjusted EBITDA and Adjusted EPS ranges as outlined below.

Revised Guidance as of 10/30/25	Key Metrics
Revenue - Total Ingersoll Rand[3]	4-6%
Ingersoll Rand (Organic)[4]	(2)-0%
Industrial Technologies & Services (Organic)	(2)-0%
Precision & Science Technologies (Organic)	(2)-0%
FX Impact[5]	~1%
M&A6	~$415M
Corporate Costs	(~$140M)
Adjusted EBITDA[4]	$2,060M - $2,090M (+2% - +4% YoY)
Adjusted EPS[4]	$3.25 - $3.31 ((1%) - +1% YoY)
Reconciliations of non-GAAP measures related to full-year 2025 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations due to the high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations, including net income (loss) and adjustments that could be made for acquisitions-related expenses, restructuring and other business transformation costs, gains or losses on foreign currency exchange and the timing and magnitude of other amounts in the reconciliation of historic numbers. For the same reasons, we are unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.
Conference Call
Ingersoll Rand will host a live earnings conference call to discuss the third quarter results on Friday, October 31, 2025 at 8:00 a.m. (Eastern Time). To participate in the call, please dial 1-888-330-3073, domestically, or 1-646-960-0683, internationally,
2 Calculated as Net Debt to LTM Adjusted EBITDA
3 All revenue outlook commentary expressed in percentages and based on growth as compared to 2024
4 Non-GAAP measure (definitions and/or reconciliations in tables below)
5 Based on September 2025 FX rates; does not include impact of FX on M&A
6 Reflects all completed and closed M&A transactions as of October 30, 2025 and use access Code 8970061. A real-time audio webcast of the presentation can be accessed via the Events and Presentations section of the Ingersoll Rand Investor Relations website (https://investors.irco.com), where related materials will be posted prior to the conference call. A replay of the webcast will be available after conclusion of the conference and can be accessed on the Ingersoll Rand Investor Relations website.
Forward-Looking Statements
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to the expectations of Ingersoll Rand Inc. (the “Company” or “Ingersoll Rand”), regarding the performance of its business, its financial results, its liquidity and capital resources and other non-historical statements. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “target,” “endeavor,” “seek,” “predict,” “intend,” “strategy,” “plan,” “may,” “could,” “should,” “will,” “would,” “will be,” “on track to” “will continue,” “will likely result,” “guidance” or the negative thereof or variations thereon or similar terminology generally intended to identify forward-looking statements. All statements other than historical facts are forward-looking statements.
These forward-looking statements are based on Ingersoll Rand’s current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from these current expectations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) adverse impact on our operations and financial performance due to geopolitical tensions, natural disaster, catastrophe, global pandemics, cyber events, or other events outside of our control; (2) unexpected costs, charges or expenses resulting from completed and proposed business combinations; (3) uncertainty of the expected financial performance of the Company; (4) failure to realize the anticipated benefits of completed and proposed business combinations; (5) the ability of the Company to implement its business strategy; (6) difficulties and delays in achieving revenue and cost synergies; (7) inability of the Company to retain and hire key personnel; (8) evolving legal, regulatory and tax regimes; (9) changes in general economic and/or industry specific conditions; (10) actions by third parties, including government agencies; and (11) other risk factors detailed in Ingersoll Rand’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”), as such factors may be updated from time to time in its periodic filings with the SEC, which are available on the SEC’s website at http://www.sec.gov. The foregoing list of important factors is not exclusive.
Any forward-looking statements speak only as of the date of this release. Ingersoll Rand undertakes no obligation to update any forward-looking statements, whether as a result of new information or developments, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.
About Ingersoll Rand Inc.
Ingersoll Rand Inc. (NYSE:IR), driven by an entrepreneurial spirit and ownership mindset, is dedicated to Making Life Better for our employees, customers, shareholders, and planet. Customers lean on us for exceptional performance and durability in mission-critical flow creation and life sciences and industrial solutions. Supported by over 80+ respected brands, our products and services excel in the most complex and harsh conditions. Our employees develop customers for life through their daily commitment to expertise, productivity, and efficiency. For more information, visit www.IRCO.com.
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Non-U.S. GAAP Measures of Financial Performance
In addition to consolidated GAAP financial measures, Ingersoll Rand reviews various non-GAAP financial measures, including “Organic Revenue Growth/(Decline),” “Adjusted EBITDA,” “Adjusted EBITDA Margin,” “Adjusted Net Income,” “Adjusted Net Income Attributable to Ingersoll Rand Inc.,” “Adjusted Diluted EPS,” “Free Cash Flow” and “Free Cash Flow Margin.”
Ingersoll Rand believes Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Net Income Attributable to Ingersoll Rand Inc., and Adjusted Diluted EPS are helpful supplemental measures to assist management and investors in evaluating the Company’s operating results as they exclude certain items that are unusual in nature or whose fluctuation from period to period do not necessarily correspond to changes in the operations of Ingersoll Rand’s business. Ingersoll Rand believes Organic Revenue Growth/(Decline) is a helpful supplemental measure to assist management and investors in evaluating the Company’s operating results as it excludes the impact of foreign currency and acquisitions on revenue growth. Adjusted EBITDA represents net income before interest, taxes, depreciation, amortization and certain non-cash, non-recurring and other adjustment items. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by Revenue. Adjusted Net Income is defined as net income including interest, depreciation and amortization of non-acquisition related intangible assets and excluding other items used to calculate Adjusted EBITDA and further adjusted for the tax effect of these exclusions. Adjusted Net Income Attributable to Ingersoll Rand Inc. is defined as Adjusted Net Income less net income attributable to noncontrolling interest. Adjusted Diluted EPS is defined as Adjusted Net Income Attributable to Ingersoll Rand Inc. divided by Adjusted Diluted Average Shares Outstanding. Organic Revenue Growth/(Decline) is defined as As Reported Revenue growth less the impacts of Foreign Currency and Acquisitions. Ingersoll Rand believes that the adjustments applied in presenting Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income Attributable to Ingersoll Rand Inc. are appropriate to provide additional information to investors about certain material non-cash items and about non-recurring items that the Company does not expect to continue at the same level in the future. Incrementals/Decrementals are defined as the change in Adjusted EBITDA versus the prior year period divided by the change in revenue versus the prior year period.
Ingersoll Rand uses Free Cash Flow and Free Cash Flow Margin to review the liquidity of its operations. Ingersoll Rand measures Free Cash Flow as cash flows from operating activities less capital expenditures. Free Cash Flow Margin is defined as Free Cash Flow divided by Revenue. Ingersoll Rand believes Free Cash Flow and Free Cash Flow Margin are useful supplemental financial measures for management and investors in assessing the Company’s ability to pursue business opportunities and investments and to service its debt. Free Cash Flow is not a measure of our liquidity under GAAP and should not be considered as an alternative to cash flows from operating activities.
Management and Ingersoll Rand’s board of directors regularly use these measures as tools in evaluating the Company’s operating and financial performance and in establishing discretionary annual compensation. Such measures are provided in addition to and should not be considered to be a substitute for, or superior to, the comparable measures under GAAP. In addition, Ingersoll Rand believes that Organic Revenue Growth/(Decline), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Net Income Attributable to Ingersoll Rand Inc., Adjusted Diluted EPS, Incrementals/Decrementals, Free Cash Flow and Free Cash Flow Margin are frequently used by investors and other interested parties in the evaluation of issuers, many of which also present Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Net Income Attributable to Ingersoll Rand Inc., Adjusted Diluted EPS, Free Cash Flow and Free Cash Flow Margin when reporting their results in an effort to facilitate an understanding of their operating and financial results and liquidity.
Organic Revenue Growth/(Decline), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Net Income Attributable to Ingersoll Rand Inc., Adjusted Diluted EPS, Free Cash Flow and Free Cash Flow Margin should not be considered as alternatives to revenue growth, net income, diluted earnings per share or any other performance measure derived in accordance with GAAP, or as alternatives to cash flow from operating activities as a measure of our liquidity. Organic Revenue Growth/(Decline), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Net Income Attributable to Ingersoll Rand Inc., Adjusted Diluted EPS, Free Cash Flow and Free Cash Flow Margin have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing Ingersoll Rand’s results as reported under GAAP.
Reconciliations of Organic Revenue Growth/(Decline), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Net Income Attributable to Ingersoll Rand Inc., Adjusted Diluted EPS, Free Cash Flow and Free Cash Flow Margin to their most comparable U.S. GAAP financial metrics for historical periods are presented in the tables below.
Reconciliations of non-GAAP measures related to full-year 2025 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations due to the high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations, including net income (loss) and adjustments that could be made for acquisitions-related expenses, restructuring and other business transformation costs, gains or losses on foreign currency exchange and the timing and magnitude of other amounts in the reconciliation of historic numbers. For the same reasons, we are unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.
Due to rounding, numbers presented throughout this release may not sum precisely to the totals provided and percentages may not precisely reflect the absolute figures.

Contacts:
Investor Relations:	Media:
Matthew Fort	Sara Hassell
Matthew.Fort@irco.com	Sara.Hassell@irco.com

INGERSOLL RAND INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	For the Three Month Period Ended September 30,		For the Nine Month Period Ended September 30,
	2025	2024	2025	2024
Revenues	$1,955.0	$1,861.0	$5,559.7	$5,336.4
Cost of sales	1,099.8	1,046.0	3,114.1	2,981.8
Gross Profit	855.2	815.0	2,445.6	2,354.6
Selling and administrative expenses	361.0	334.3	1,082.2	1,012.7
Amortization of intangible assets	94.9	95.0	277.8	277.8
Impairment of goodwill	—	—	229.7	—
Impairment of other intangible assets	—	—	36.1	—
Other operating expense, net	23.8	29.4	65.4	142.8
Operating Income	375.5	356.3	754.4	921.3
Interest expense	65.1	63.8	189.0	151.4
Loss on extinguishment of debt	—	—	—	3.0
Other income, net	(9.0)	(9.5)	(35.2)	(40.8)
Income Before Income Taxes	319.4	302.0	600.6	807.7
Provision for income taxes	73.6	73.8	153.1	174.3
Loss on equity method investments	—	(4.8)	(127.1)	(19.0)
Net Income	245.8	223.4	320.4	614.4
Less: Net income attributable to noncontrolling interests	1.7	1.8	5.1	5.6
Net Income Attributable to Ingersoll Rand Inc.	$244.1	$221.6	$315.3	$608.8

Basic earnings per share	0.62	0.55	0.79	1.51
Diluted earnings per share	0.61	0.54	0.78	1.49

INGERSOLL RAND INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions, except share amounts)

	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$1,176.6	$1,541.2
Accounts receivable, net of allowance for credit losses of $67.6 and $57.3, respectively	1,429.3	1,335.4
Inventories	1,257.1	1,055.0
Other current assets	300.3	231.9
Total current assets	4,163.3	4,163.5
Property, plant and equipment, net of accumulated depreciation of $670.0 and $567.5, respectively	906.6	842.1
Goodwill	8,414.7	8,148.1
Other intangible assets, net	4,319.6	4,372.8
Deferred tax assets	30.0	26.1
Other assets	356.0	457.2
Total assets	$18,190.2	$18,009.8
Liabilities and Stockholders' Equity
Current liabilities:
Short-term borrowings and current maturities of long-term debt	$1.4	$3.1
Accounts payable	831.6	843.6
Accrued liabilities	1,092.6	972.2
Total current liabilities	1,925.6	1,818.9
Long-term debt, less current maturities	4,786.7	4,754.4
Pensions and other postretirement benefits	139.9	139.3
Deferred income tax liabilities	686.7	757.6
Other liabilities	461.6	294.3
Total liabilities	$8,000.5	$7,764.5
Stockholders’ equity:
Common stock, $0.01 par value; 1,000,000,000 shares authorized; 431,674,280 and 430,745,964 shares issued as of September 30, 2025 and December 31, 2024, respectively	4.3	4.3
Capital in excess of par value	9,690.3	9,633.6
Retained earnings	2,794.8	2,503.5
Accumulated other comprehensive loss	(165.4)	(468.5)
Treasury stock at cost; 36,575,984 and 27,865,885 shares as of September 30, 2025 and December 31, 2024, respectively	(2,201.5)	(1,493.9)
Total Ingersoll Rand stockholders’ equity	$10,122.5	$10,179.0
Noncontrolling interests	67.2	66.3
Total stockholders’ equity	$10,189.7	$10,245.3
Total liabilities and stockholders’ equity	$18,190.2	$18,009.8

INGERSOLL RAND INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Nine Month Period Ended September 30,
	2025	2024
Cash Flows From Operating Activities:
Net income	$320.4	$614.4
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of intangible assets	277.8	277.8
Depreciation	87.2	80.6
Impairment of goodwill and other intangible assets	265.8	—
Stock-based compensation expense	45.8	43.6
Loss on equity method investments	127.1	19.0
Foreign currency transaction losses, net	15.6	9.2
Non-cash adjustments to carrying value of LIFO inventories	15.5	7.2
Loss on extinguishment of debt	—	3.0
Loss on sale of asbestos-related assets and liabilities	—	33.7
Other non-cash adjustments	7.2	5.2
Changes in assets and liabilities:
Receivables	23.3	(17.9)
Inventories	(109.6)	(40.1)
Accounts payable	(69.2)	(95.6)
Accrued liabilities	3.3	5.0
Other assets and liabilities, net	(153.5)	(76.2)
Net cash provided by operating activities	856.7	870.5
Cash Flows Used In Investing Activities:
Capital expenditures	(98.1)	(113.8)
Net cash paid in acquisitions	(459.8)	(2,759.1)
Other investing	—	(6.0)
Net cash used in investing activities	(557.9)	(2,872.8)
Cash Flows From (Used In) Financing Activities:
Principal payments on long-term debt	—	(1,241.8)
Proceeds from long-term debt	—	3,296.9
Purchases of treasury stock	(703.3)	(198.2)
Cash dividends on common shares	(24.0)	(24.2)
Proceeds from stock option exercises	12.8	28.3
Payments to settle cross-currency swaps	—	(19.9)
Payments of deferred and contingent acquisition consideration	(6.2)	(22.6)
Payments of debt issuance costs	—	(32.3)
Other financing	(5.9)	(3.5)
Net cash provided by (used in) financing activities	(726.6)	1,782.7
Effect of exchange rate changes on cash and cash equivalents	63.2	1.0
Net decrease in cash and cash equivalents	(364.6)	(218.6)
Cash and cash equivalents, beginning of period	1,541.2	1,595.5
Cash and cash equivalents, end of period	$1,176.6	$1,376.9

INGERSOLL RAND INC. AND SUBSIDIARIES
UNAUDITED ADJUSTED FINANCIAL INFORMATION
(Dollars in millions)

	For the Three Month Period Ended September 30,		For the Nine Month Period Ended September 30,
	2025	2024	2025	2024
Orders
Industrial Technologies and Services	$1,522.2	$1,420.6	$4,570.1	$4,284.4
Precision and Science Technologies	420.1	378.1	1,194.1	1,021.1
Total Orders	$1,942.3	$1,798.7	$5,764.2	$5,305.5
Revenue
Industrial Technologies and Services	$1,540.5	$1,467.2	$4,384.2	$4,307.1
Precision and Science Technologies	414.5	393.8	1,175.5	1,029.3
Total Revenue	$1,955.0	$1,861.0	$5,559.7	$5,336.4

Adjusted EBITDA	$544.6	$532.7	$1,513.7	$1,485.8
Adjusted EBITDA Margin	27.9%	28.6%	27.2%	27.8%
Free Cash Flow	$325.5	$374.3	$758.6	$756.7
Free Cash Flow Margin	16.6%	20.1%	13.6%	14.2%

INGERSOLL RAND INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME AND ADJUSTED NET INCOME ATTRIBUTABLE TO INGERSOLL RAND INC. AND ADJUSTED DILUTED EARNINGS PER SHARE
(Unaudited; in millions)

	For the Three Month Period Ended September 30,		For the Nine Month Period Ended September 30,
	2025	2024	2025	2024
Net Income	$245.8	$223.4	$320.4	$614.4
Plus:
Provision for income taxes	73.6	73.8	153.1	174.3
Amortization of acquisition related intangible assets	92.3	92.7	270.4	271.3
Impairment of goodwill and other intangible assets	—	—	265.8	—
Restructuring and related business transformation costs	19.9	9.7	28.7	24.3
Acquisition and other transaction related expenses and non-cash charges	0.4	16.5	22.0	59.5
Stock-based compensation	14.9	15.0	45.8	43.6
Foreign currency transaction losses, net	2.8	9.9	15.6	9.2
Loss on equity method investments	—	4.8	127.1	19.0
Loss on extinguishment of debt	—	—	—	3.0
Adjustments to LIFO inventories	5.2	—	15.5	7.2
Cybersecurity incident costs	—	—	(1.3)	0.5
Loss on asbestos sale	—	—	—	58.8
Other adjustments	(0.9)	0.6	(4.7)	1.0
Minus:
Income tax provision, as adjusted	108.4	101.7	294.4	280.4
Adjusted Net Income	345.6	344.7	964.0	1,005.7
Less: Net income attributable to noncontrolling interest	1.7	1.8	5.1	5.6
Adjusted Net Income Attributable to Ingersoll Rand Inc.	$343.9	$342.9	$958.9	$1,000.1

Adjusted Basic Earnings Per Share[1]	$0.87	$0.85	$2.40	$2.48
Adjusted Diluted Earnings Per Share[2]	$0.86	$0.84	$2.38	$2.45

Average shares outstanding:
Basic, as reported	396.0	403.4	399.9	403.5
Diluted, as reported	399.0	406.9	402.9	407.4
Adjusted diluted[2]	399.0	406.9	402.9	407.4
1 Basic and diluted earnings per share (as reported) are calculated by dividing net income attributable to Ingersoll Rand Inc. by the basic and diluted average shares outstanding for the respective periods.
2 Adjusted diluted share count and adjusted diluted earnings per share include incremental dilutive shares, using the treasury stock method, which are added to average shares outstanding.

INGERSOLL RAND INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA AND ADJUSTED NET INCOME AND CASH FLOWS FROM OPERATING ACTIVITIES TO FREE CASH FLOW
(Unaudited; in millions)

	For the Three Month Period Ended September 30,		For the Nine Month Period Ended September 30,
	2025	2024	2025	2024
Net Income	$245.8	$223.4	$320.4	$614.4
Plus:
Interest expense	65.1	63.8	189.0	151.4
Provision for income taxes	73.6	73.8	153.1	174.3
Depreciation expense	28.2	28.2	83.4	77.5
Amortization expense	94.9	95.0	277.8	277.8
Impairment of goodwill and other intangible assets	—	—	265.8	—
Restructuring and related business transformation costs	19.9	9.7	28.7	24.3
Acquisition and other transaction related expenses and non-cash charges	0.4	16.5	22.0	59.5
Stock-based compensation	14.9	15.0	45.8	43.6
Foreign currency transaction losses, net	2.8	9.9	15.6	9.2
Loss on equity method investments	—	4.8	127.1	19.0
Loss on extinguishment of debt	—	—	—	3.0
Adjustments to LIFO inventories	5.2	—	15.5	7.2
Cybersecurity incident costs	—	—	(1.3)	0.5
Loss on asbestos sale	—	—	—	58.8
Interest income on cash and cash equivalents	(5.3)	(8.0)	(24.5)	(35.7)
Other adjustments	(0.9)	0.6	(4.7)	1.0
Adjusted EBITDA	$544.6	$532.7	$1,513.7	$1,485.8
Minus:
Interest expense	65.1	63.8	189.0	151.4
Income tax provision, as adjusted	108.4	101.7	294.4	280.4
Depreciation expense	28.2	28.2	83.4	77.5
Amortization of non-acquisition related intangible assets	2.6	2.3	7.4	6.5
Interest income on cash and cash equivalents	(5.3)	(8.0)	(24.5)	(35.7)
Adjusted Net Income	$345.6	$344.7	$964.0	$1,005.7

Free Cash Flow:
Cash flows from operating activities	$354.6	$404.0	$856.7	$870.5
Minus:
Capital expenditures	29.1	29.7	98.1	113.8
Free Cash Flow	$325.5	$374.3	$758.6	$756.7

INGERSOLL RAND INC. AND SUBSIDIARIES
RECONCILIATION OF SEGMENT ADJUSTED EBITDA TO NET INCOME
(Unaudited; in millions)

	For the Three Month Period Ended September 30,		For the Nine Month Period Ended September 30,
	2025	2024	2025	2024
Segment Adjusted EBITDA
Industrial Technologies and Services	$447.5	$449.9	$1,263.8	$1,297.2
Precision and Science Technologies	127.6	118.1	350.6	312.0
Total Segment Adjusted EBITDA	$575.1	$568.0	$1,614.4	$1,609.2
Less items to reconcile Segment Adjusted EBITDA to Income Before Income Taxes:
Corporate expenses not allocated to segments	$30.5	$35.3	$100.7	$123.4
Interest expense	65.1	63.8	189.0	151.4
Depreciation and amortization expense	123.1	123.2	361.2	355.3
Impairment of goodwill and other intangible assets	—	—	265.8	—
Restructuring and related business transformation costs	19.9	9.7	28.7	24.3
Acquisition and other transaction related expenses and non-cash charges	0.4	16.5	22.0	59.5
Stock-based compensation	14.9	15.0	45.8	43.6
Foreign currency transaction losses, net	2.8	9.9	15.6	9.2
Loss on extinguishment of debt	—	—	—	3.0
Adjustments to LIFO inventories	5.2	—	15.5	7.2
Cybersecurity incident costs	—	—	(1.3)	0.5
Loss on asbestos sale	—	—	—	58.8
Interest income on cash and cash equivalents	(5.3)	(8.0)	(24.5)	(35.7)
Other adjustments	(0.9)	0.6	(4.7)	1.0
Income Before Income Taxes	319.4	302.0	600.6	807.7
Provision for income taxes	73.6	73.8	153.1	174.3
Loss on equity method investments	—	(4.8)	(127.1)	(19.0)
Net Income	$245.8	$223.4	$320.4	$614.4

INGERSOLL RAND INC. AND SUBSIDIARIES
ORDERS AND REVENUE GROWTH (DECLINE) BY SEGMENT1

	For the Three Month Period Ended September 30, 2025
	Orders	Revenue
Ingersoll Rand
Organic growth (decline)	1.7%	(1.3%)
Impact of foreign currency	1.6%	1.6%
Impact of acquisitions	4.7%	4.7%
Total orders and revenue growth	8.0%	5.0%

Industrial Technologies & Services
Organic growth (decline)	0.3%	(2.1%)
Impact of foreign currency	1.5%	1.5%
Impact of acquisitions	5.4%	5.6%
Total orders and revenue growth	7.2%	5.0%

Precision & Science Technologies
Organic growth	7.3%	1.7%
Impact of foreign currency	1.9%	1.9%
Impact of acquisitions	1.9%	1.7%
Total orders and revenue growth	11.1%	5.3%
1 Organic growth/(decline), impact of foreign currency, and impact of acquisitions are non-GAAP measures. References to “impact of acquisitions” refer to GAAP sales from acquired businesses recorded prior to the first anniversary of the acquisition. The portion of GAAP revenue attributable to currency translation is calculated as the difference between (a) the period-to-period change in revenue (excluding acquisition sales) and (b) the period-to-period change in revenue (excluding acquisition sales) after applying prior year foreign exchange rates to the current year period.